                                                                     EXHIBIT 2.4


                  PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") dated as of July 16, 1997, by and between ANSAN PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and DISCOVERY LABORATORIES, INC., a Delaware corporation (the "Purchaser")

                  The Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from the Company, 13,000 shares (the "Shares") of the Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the "Preferred Stock"), upon and subject to the terms and conditions hereinafter set forth.

                  Accordingly, in consideration of the premises and the mutual agreements contained herein, Purchaser and the Company hereby agree as follows:

                  1.       Purchase and Sale of the Shares.
                           -------------------------------

                  1.1. Purchase and Sale of the Shares. Subject to the terms and
                       -------------------------------
conditions set forth herein, the Company hereby agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase from the Company, the Shares at the Closing (as such term is defined in Section 2).

                  1.2. Purchase Price. The aggregate purchase price for the
                       --------------
Shares shall be $1,300,000 (the "Purchase Price").

                  2. Closing. The closing of the purchase and sale of the Shares
                     -------
(the "Closing") will take place at the offices of Roberts Sheridan & Kotel, a professional corporation, 12 East 49th Street, 30th Floor, New York, New York, 10017. The Closing will take place at 10:00 A.M., local time, on July 16, 1997; provided that the Closing may take place at such other time, place or date as may be mutually agreed upon by the Company and Purchaser. The date of the Closing is referred to herein as the "Closing Date." At the Closing, the Company will deliver to Purchaser a certificate for the Shares purchased as set forth in
Section 1, against payment of the Purchase Price by Purchaser by wire transfer or certified check payable to the Company. The Shares shall be registered in Purchaser's name or the name of the nominee(s) of Purchaser in such denominations as Purchaser shall request pursuant to instructions delivered to the Company by the Purchaser.

                  3. Conditions to the Obligations of Purchaser at the Closing.
                     ---------------------------------------------------------
The obligation of Purchaser to purchase and pay for the Shares to be purchased by Purchaser at the Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, which may only be waived by written consent of Purchaser:

                  3.1. Opinion of Counsel to the Company. Purchaser shall have
                       ---------------------------------
received from

Heller, Ehrman, White & McAuliffe, counsel for the Company, its opinion dated the Closing Date substantially in the form of Exhibit A hereto.

                  3.2. Certificate of Designations. The Certificate of
                       ---------------------------
Incorporation of the Company shall have been duly amended by the filing of a Certificate of Designations in the form of Exhibit B hereto.

                  3.3. Representations and Warranties. All of the
                       ------------------------------
representations and warranties of the Company contained in this Agreement shall be true and correct at and as of the Closing Date, except to the extent of changes caused by the transactions contemplated hereby.

                  3.4. Performance of Covenants. All of the covenants and
                       ------------------------
agreements of the Company contained in this Agreement and required to be performed on or prior to the Closing Date shall have been performed in a manner satisfactory in all respects to Purchaser.

                  3.5. Legal Action. No injunction, order, investigation, claim,
                       ------------
action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.

                  3.6. Consents. The Company shall have obtained in writing or
                       --------
made all consents, waivers, approvals, orders, permits, licenses and authorizations of, and registrations, declarations, notices to and filings and applications with, any governmental authority or any other person or entity (including, without limitation, securityholders and creditors of the Company) required to be obtained or made in order to enable the Company to observe and comply with all its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  3.7. Closing Documents. The Company shall have delivered to
                       -----------------
Purchaser the following:

                  (a) a certificate executed by the Chief Executive Officer of the Company dated the Closing Date stating that the conditions set forth in Sections 3.3 through 3.6 have been satisfied;

                   (b) a certificate of the Secretary or Assistant Secretary of the Company, dated the Closing Date, as to the continued and valid existence of the Company, certifying an attached copy of the Certificate of Incorporation and Bylaws of the Company, the authorization of the execution, delivery and performance of this Agreement, and the resolutions adopted by the Board of Directors of the Company authorizing the actions to be taken by the Company under this Agreement; and

                  (c) such other certificates, documents and instruments as Purchaser and its counsel may reasonably request in connection with, and to effect, the transactions contemplated by this Agreement.

                  3.8. Proceedings. All corporate and other proceedings taken or
                       -----------
to be taken in connection with the transactions contemplated hereby to be consummated at the Closing and all documents incident thereto shall be satisfactory in form and substance to Purchaser.

                  3.9. Closing Financial Statements; Absence of Changes. (a) The
                       ------------------------------------------------
Company shall have provided to Purchaser (i) the audited balance sheet of the Company as of December 31, 1996, and the related statement of operations for the 12 months then ended, as well as the related statements of stockholders' equity (deficit) and cash flows for the 12 months then ended (and unaudited statements for the three months ended March 31, 1997), accompanied by the unqualified certification thereon of the Chief Financial Officer of the Company (together with any notes thereto, the "Financial Statements"), and (ii) a "bring-down" certificate of the Chief Executive Officer of the Company and the Chief Financial Officer of the Company with respect to the financial position of the Company as of the Closing Date, and as to results for the period from the date of the Financial Statements to the Closing Date, in form and substance satisfactory to Purchaser and its counsel.

                  (b) Except as set forth on the schedules hereto of the Company delivered to Purchaser as of the date hereof, there shall have been no material adverse change in the business, financial condition, operating results, employee or customer relations or prospects of, or otherwise with respect to, the Company from the date of the Financial Statements to the Closing Date.

                  4. Conditions to the Obligations of the Company at the
                     ---------------------------------------------------
Closing. The obligation of the Company to issue and sell the Shares at the
-------
Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, which may be waived only by written consent of the
Company:

                  4.1. Representations and Warranties. The representations and
                       ------------------------------
warranties of Purchaser contained in this Agreement shall be true and correct at and as of the Closing Date.

                  4.2. Legal Action. No injunction, order, investigation, claim,
                       ------------
action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.


                  4.3. Performance of Covenants. All of the covenants and
                       ------------------------
agreements of the Purchaser contained in this Agreement and required to be performed on or prior to the Closing Date shall have been performed in a manner satisfactory in all respects to the Company.

                  5. Representations and Warranties of the Company. The Company
                     ---------------------------------------------
hereby represents, warrants and agrees to and with Purchaser as follows:

                  5.1. Incorporation of Merger Agreement Representations and
                       -----------------------------------------------------
Warranties. The representations and warranties of the Company made in Article
----------
III and V of the Agreement and Plan of Reorganization and Merger of even date herewith (the "Merger Agreement") between the Company and Purchaser are hereby incorporated by reference as if set forth fully herein.

                  5.2. Charter Documents. The Company has heretofore delivered
                       -----------------
to Purchaser true, correct and complete copies of the Company's Delaware Certificate of Incorporation and Bylaws as in full force and effect on the date hereof.

                  5.3. Capitalization. No stockholder of the Company is entitled
                       --------------
to any preemptive rights with respect to the purchase or sale of any securities by the Company. Except as set forth in Schedule 5.3, there are no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of the Company to which the Company is a party, and to the best knowledge of the Company after due investigation there are no such trusts, agreements, rights, proxies or similar arrangements as to which the Company is not a party. Except as set forth on Schedule 5.3 and as contemplated herein, none of the shares of capital stock of the Company is reserved for any purpose, and the Company is neither subject to any obligation (contingent or otherwise), nor has any option to repurchase or otherwise acquire or retire any shares of its capital stock. Schedule 5.3 sets forth (i) the number of shares of Common Stock authorized for issuance under the Company's incentive stock option plans, non-qualified stock option plans and/or the directors stock option plans; (ii) the number of shares of Common Stock as to which such options under such plans have been (A) reserved for issuance and (B) exercised; and (iii) the exercise prices for all such outstanding options under such plans. Except as set forth on
Schedule 5.3, no antidilution adjustment provisions or similar rights with respect to the outstanding securities of the Company will be triggered by the issuance of the securities contemplated hereby. Schedule 5.3 sets forth an accurate description of any instruments having any antidilution adjustment provisions or similar rights and a list of all events that have triggered such provisions or rights, and none of such provisions will be triggered by the issuance of the securities contemplated by this Agreement.

                  5.4 Due Authorization, Valid Issuance, Etc. The Shares have
                      --------------------------------------
been duly authorized and, when issued in accordance with this Agreement on the Closing Date, will be validly issued, fully paid, nonassessable shares of Preferred Stock of the Company, and will be free and clear of all liens. The shares of Common Stock issuable upon the conversion of the Preferred Stock have been duly authorized and reserved, and upon the conversion of the Preferred Stock in accordance with the terms and conditions thereof and this Agreement, will be validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all liens. The issuance, sale and delivery of the Shares and the Common Stock issuable upon the conversion of the Preferred Stock will not be subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person.

                  5.5. Taxes. There is no tax deficiency which has been, or, to
                       -----
the knowledge of the Company might be, asserted against the Company which would adversely affect the business or operations, or proposed business or operations, of the Company. All tax returns and reports filed by the Company were prepared in accordance with the relevant rules and regulations of each taxing authority having jurisdiction over the Company and are true and correct. The Company has neither given nor been requested to give any waiver of any statute of limitations relating to the payment of federal, state, local or foreign taxes. The Company has not been, nor is it now being, audited by any federal, state, local or foreign tax authorities. The Company has made all required deposits for taxes applicable to the current tax year. The Company is not, and has never been, a member of any "affiliated group" within the meaning of Section 1504 of the Internal Revenue Code, as in effect from time to time.

                  5.6. Consulting Agreements. Except as set forth on Schedule
                       ---------------------
5.6, no stockholder, director, officer or key employee of the Company is a party to or bound by any agreement, contract or commitment, or subject to any restrictions in connection with any previous or current employment of any such person, which adversely affects, or which in the future may adversely affect, the business or the proposed business of the Company or the rights of Purchaser under this Agreement and in respect of its rights as a holder of the Shares.

                  5.7. Disclosure. Neither this Agreement nor any of the
                       ----------
schedules, exhibits, written statements, documents or certificates prepared or supplied by the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made. Except as disclosed in Schedule 5.7 hereto, there exists no fact or circumstance which, to the knowledge of the Company after due inquiry, materially adversely affects, or which could reasonably be anticipated to have a material adverse effect on, the existing or expected financial condition, operating results, prospects, assets, customer relations, employee relations or business prospects of the Company.

                  5.8. Compliance with the Securities Laws. Except as set forth
                       -----------------------------------
on Schedule 5.8 hereto, neither the Company nor anyone acting on its behalf has directly or indirectly offered the Shares or any part thereof or any similar security of the Company (or any other securities convertible or exchangeable for the Shares or any similar security), for sale to, or solicited any offer to buy the same from, anyone other than Purchaser. All securities of the Company heretofore sold and issued by it were sold and issued, and the Shares were offered and will be sold and issued, in compliance with all applicable federal and state securities laws.

                  6. Representations and Warranties of Purchaser. Purchaser
                     -------------------------------------------
hereby represents and warrants to the Company as follows:

                  6.1. Investment Intent. Purchaser is an "accredited investor"
                       -----------------
within the
meaning of Regulation D under the Securities Act. The Purchaser is acquiring the Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. Purchaser acknowledges that the Shares and the shares of Common Stock issuable upon the conversion of the Shares are "Restricted Securities" within the meaning of Rule 144 under the Securities Act and may not be resold without registration or exemption. Purchaser consents to the placing of a legend on the certificates representing the Shares to the effect that the shares of Common Stock constituting the Shares or issuable upon conversion of the Shares have not been registered under the Securities Act and may not be transferred except in accordance with applicable securities laws or an exception therefrom.

                  6.2. Authorization. Purchaser has the power and authority to
                       -------------
execute and deliver this Agreement and to perform its obligations hereunder, and, assuming due execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as the enforceability hereof may be limited by (a) bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally and (b) the availability of remedies under general equitable principles. The execution, delivery and performance of this Agreement and the performance and fulfillment of the obligations of Purchaser under this Agreement do not require the authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to or require the consent of any other person under, its organizational documents or any law, statute, rule or regulation to which the Purchaser is subject or by which any of its properties are bound, or any agreement, instrument, order, judgment or decree to which Purchaser is subject or by which its properties are bound.

                  6.3. Brokers. No finder, broker, agent, financial person or
                       -------
other intermediary has acted on behalf of Purchaser in connection with the offering of the Shares or the consummation of this Agreement or any of the transactions contemplated hereby.

                  7. Covenants of the Company. Unless the provisions hereof
                     ------------------------
expressly require otherwise, until such time as Purchaser and its affiliates beneficially own less than twenty five percent (25%) of the Common Stock issued pursuant to this Agreement (after giving effect to the conversion or exercise of all securities of the Company beneficially owned by Purchaser), the Company covenants and agrees with Purchaser as follows:

                  7.1. Books and Accounts. The Company will: (a) make and keep
                       ------------------
books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, including without limitation, dispositions of its assets; and (b) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and in accordance with the Company's past practices or any other criteria applicable to such statements, and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and

(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  7.2. Periodic Reports. (a) The Company will furnish to
                       ----------------
Purchaser as soon as practicable, and in any event within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ended December 31, 1997), an annual report of the Company, including a balance sheet as at the end of such fiscal year and statement of operations, stockholders' equity (deficit) and cash flows for such fiscal year, together with the related notes thereto, setting forth in each case in comparative form corresponding figures for the preceding fiscal year, all of which will be correct and complete and will present fairly the financial position of the Company and the results of its operations and changes in its financial position as of the time and for the period then ended. Such financial statements shall be accompanied by an unqualified report (other than qualifications contingent upon the Company's ability to obtain additional financing), in form and substance reasonably satisfactory to Purchaser, of independent public accountants reasonably satisfactory to Purchaser to the effect that such financial statements have been prepared in accordance with the books and records of the Company and generally accepted accounting principles applied on a basis consistent with prior years (except as otherwise specified in such report), and present fairly the financial position of the Company and the results of its operations and changes in their financial position as of the time and for the period then ended. The Company will use its best efforts to conduct its business so that such report of the independent public accountants will not contain any qualifications as to the scope of the audit, the continuance of the Company, or with respect to the Company's compliance with generally accepted accounting principles consistently applied, except for changes in methods of accounting in which such accountants concur.

                  (b) The Company will furnish to Purchaser, as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of the Company during each fiscal year, a quarterly report of the Company consisting of an unaudited balance sheet as at the end of such quarter and an unaudited statement of operations, stockholders' equity (deficit) and cash flows for such quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form corresponding figures for the preceding fiscal year. All such reports shall be certified by the Chief Financial Officer of the Company to be correct and complete, to present fairly the financial position of the Company and the consolidated results of its operations and changes in its financial position as of the time and for the period then ended and to have been prepared in accordance with generally accepted accounting principles.

                  (c) Commencing with the Company's fiscal year commencing January 1, 1998, the Company shall furnish to Purchaser, as soon as practicable and in any event not less than 60 days prior to the end of each fiscal year of the Company, an annual operating budget for the Company for the succeeding fiscal year containing projections of profit and loss, cash flow and ending balance sheets for each month of such fiscal year. Promptly upon preparation thereof, the Company shall furnish to Purchaser any other operating budgets or business plans that the Company may prepare and any revisions or modifications of such previously furnished budgets or business plans. The Company shall furnish to Purchaser within a reasonable period of time following each month a statement describing any material events, transactions or deviations from the Company's business plan (as delivered to the Purchaser) during the preceding month and containing an explanation of the causes and circumstances thereof.

                  (d) The annual statements and quarterly statements furnished pursuant to Sections 7.2(a) and (b) shall include a narrative discussion prepared by the Company describing the business operations of the Company during the period covered by such statements.

                  7.3. Certificates of Compliance. The Company covenants that
                       --------------------------
promptly after the occurrence of any default hereunder or any default under or breach of any material agreement, or any other material adverse event or circumstance affecting the Company, it will deliver to Purchaser an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, and what actions the Company has taken and proposes to take with respect thereto.

                  7.4. Other Reports and Inspection. (a) The Company will
                       ----------------------------
furnish to Purchaser (a) as soon as practicable after issuance, copies of any financial statements or reports prepared by the Company for, or otherwise furnished to, its stockholders or the Securities and Exchange Commission and (b) promptly, such other documents, reports and financial data as Purchaser may reasonably request. In addition the Company will, upon reasonable prior notice, make available to Purchaser or its representatives or designees (a) all assets, properties and business records of the Company for inspection and/or copying and
(b) the directors, officers and employees of the Company for interviews concerning the business, affairs and finances of the Company.

                  7.5. Insurance. The Company will at all times maintain valid
                       ---------
policies of worker's compensation and such other insurance with respect to its properties and business of the kinds and in amounts not less than is customarily maintained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against fire, loss, damage, theft, public liability and other risks. The activities and operations of the Company shall be conducted in a manner to as to conform in all material respects to all applicable provisions of such policies.

                  7.6. Operating Budget; Use of Proceeds; Restriction on
                       -------------------------------------------------
Payments. The Company shall conduct its business in accordance with the
--------
limitations set forth in the operating budget of the Company (the "Operating Budget"), a copy of which has been delivered to the Purchaser by letter dated July 16, 1997. After the Closing Date the Company will use the proceeds from the sale of the Shares solely for the purposes set forth in the Operating Budget. The Company covenants and agrees that it will not directly or indirectly use any of the proceeds to (i) repay any indebtedness of the Company, including but not limited to any indebtedness to officers, employees, directors or principal stockholders of the Company, but excluding accounts payable incurred in the ordinary course of business or (ii) redeem, repurchase or otherwise acquire any equity security of the Company.

                  7.7. Material Changes. The Company will promptly notify
                       ----------------
Purchaser of any material adverse change in the business, properties, assets or condition, financial or otherwise, of the Company, or any other material adverse event or circumstance affecting the Company, and of any litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Company or against any director or officer of the Company.

                  7.8. Transactions with Affiliates. Except for the transactions
                       ----------------------------
contemplated by this Agreement and transactions in which the proceeds are assigned to Purchaser at closing to redeem all of the issued and outstanding Series A Preferred Stock, the Company shall not (a) engage in any transaction with, (b) make any loans to, nor (c) enter into any contract, agreement or other arrangement (i) providing for (x) the employment of, (y) the furnishing of services by, or (z) the rental of real or personal property from, or (ii) otherwise requiring payments to, any officer, director or key employee of the Company or any relative of such persons or any other "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), without the prior written approval of the Purchaser. Notwithstanding the foregoing, the Company may sell shares of Common Stock or other securities of the Company to Titan Pharmaceuticals, Inc., a Delaware corporation ("Titan"), if the Company offers to sell to the Purchaser the same number of securities as is being sold to Titan, on the same terms and conditions as the sale to Titan.

                  7.9. Corporate Existence, Licenses and Permits; Maintenance of
                       ---------------------------------------------------------
Properties; New Businesses. The Company will at all times conduct its business
--------------------------
in the ordinary course and cause to be done all things necessary to maintain, preserve and renew its existence and will preserve and keep in force and effect, all licenses, permits and authorizations necessary to the conduct of its and their respective businesses. The Company will also maintain and keep its properties in good repair, working order and condition, and from time to time, to make all needful and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly conducted at all times.

                  7.10. Other Material Obligations. The Company will comply with
                        --------------------------
(a) all material obligations which it is subject to, or become subject to, pursuant to any contract or agreement, whether oral or written, as such obligations are required to be observed or performed, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company has set aside on their books adequate reserves with respect thereto, and (b) all applicable laws, rules, and regulations of all governmental authorities, the violation of which could have a material adverse effect upon the business of the Company.

                  7.11. Merger; Sale of Assets. Except for the Merger, the
                        ----------------------
Company will not become a party to any merger, consolidation or reorganization, or sell, lease, license, sublicense or otherwise dispose of any of its assets without the prior approval of Purchaser.

                  7.12. Acquisition. The Company will not acquire any interest
                        -----------
in any business from any person, firm or entity (whether by a purchase of assets, purchase of stock, merger or otherwise) without the prior approval of Purchaser, except the acquisition of 1% or less of any class of outstanding securities of a company whose securities are listed on a national securities exchange or which has not fewer than 1,000 stockholders and except as otherwise specifically permitted pursuant to the provisions of this Agreement.

                  7.13. Dividends; Distributions; Repurchases of Common Stock;
                        ------------------------------------------------------
Treasury Stock, Reservation of Shares. The Company shall not declare or pay any
-------------------------------------
dividends on, or make any other distribution with respect to, its capital stock, whether now or hereafter outstanding, or purchase, acquire, redeem or retire any shares of its capital stock, without the consent of Purchaser. The Company shall at all times that the conversion price of the Series A Preferred Stock is subject to reset reserve and keep authorized the number of shares of Common Stock issuable on conversion of the Series A Preferred Stock (as reset).

                  7.14. Consents and Waivers. (a) The Company has obtained all
                        --------------------
consents and waivers needed to enable it to perform all of its obligations under this Agreement and the transactions contemplated hereby.

                  (b) The Company has obtained from all holders of options, warrants and other securities of the Company having any right of first refusal, offer, sale, negotiation or similar rights or antidilution or other rights to have the terms (including, without limitation, conversion or exercise prices or rates) of such instruments adjusted by virtue of the purchase and sale of the Shares or the other transactions contemplated by this Agreement, a written waiver in form and substance satisfactory to Purchaser and their counsel; provided that no such consent shall be required solely with respect to the reverse-stock split contemplated by Section 7.25 and provided further that no such waivers shall be required from the existing holders of the Company's Class A and Class B Warrants and underwriter units.

                  7.15. Taxes and Liens. The Company will duly pay and discharge
                        ---------------
when payable, all taxes, assessments and governmental charges imposed upon or against the Company or its properties, or any part thereof or upon the income or profits therefrom, in each case before the same become delinquent and before penalties accrue thereon, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and the Company has set aside on its books adequate reserves with respect thereto.

                  7.16. Restrictive Agreement. The Company covenants and agrees
                        ---------------------
that subsequent to the Closing, it will not be a party to any agreement or instrument which by its terms would restrict the Company's performance of its obligations pursuant to this Agreement, the Certificate of Incorporation or the Bylaws.

                  7.17. Board of Directors. The Company shall at all times
                        ------------------
maintain provisions in its Bylaws and/or Certificate of Incorporation indemnifying all directors against liability and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

                  7.18. No Subsidiaries. The Company will not create or acquire
                        ---------------
any entity that would be a Subsidiary (as defined in Section 9.10) without the consent of the Purchaser.

                  7.19 Publicity. The Company shall not issue any press release
                       ---------
or make any other public announcement with respect to this Agreement or the transactions contemplated hereby or utilizing the names of Purchaser or their officers, directors, employees, agents or affiliates without obtaining the prior approval of Purchaser, except as may be required by law or the regulations of any securities exchange or the Nasdaq SmallCap Market.

                  8. Registration Rights.
                     -------------------

                  8.1. Registration of Common Stock. At any time after the
                       ----------------------------
earlier to occur of December 31, 1997 and the termination of the Merger Agreement, the Purchaser may by written notice to the Company request that the Company file a registration statement (the "Registration Statement") on Form SB-2 (or, if not available, on Form S-1) under Securities Act, covering the resale of the Shares and the Common Stock issuable upon conversion of the Shares. Such Registration Statement shall be filed no later than 30 days following the date of such request and the Company will maintain the effectiveness of the Registration Statement until the earlier of such time as the distribution contemplated therein is complete or all the shares of Common Stock registered thereunder may be sold without registration under the Securities Act without any limitations on the quantity that may be sold or the manner of sale thereof if held by one holder. Notwithstanding the foregoing, the Company shall not be obligated to cause to become effective more than three registration statements pursuant to this Section 8.

                  8.2. Registration Procedures. In connection with the
                       -----------------------
registration of any Registrable Securities under the Securities Act as provided in this Section 8, the Company will use its best efforts, as expeditiously as possible to:

                  (a) Prepare and file with the Securities and Exchange Commission the Registration Statement with respect to such Registrable Securities and cause such Registration Statement to become effective;

                  (b) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until the disposition of all securities in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement shall be completed or all the shares of Common Stock registered thereunder may be sold without registration under the Act without any limitations on the quantity that may be sold or the manner of sale thereof if held by one holder, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to such dispositions;

                  (c) Furnish to each seller of such Registrable Securities such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (d) Register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

                  (e) Provide a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

                  (f) Notify each seller of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the Purchaser of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (g) Cause all such Registrable Securities to be listed for trading on the NASDAQ SmallCap Market;

                  (h) Enter into such customary agreements and take all such other actions as reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (i) Make available for inspection by any seller of Registrable Securities, all financial and other records, pertinent corporation documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller in connection with the Registration Statement.

                  8.3 Registration and Selling Expenses. (a) All expenses
                      ---------------------------------
incurred by the Company in connection with the Company's performance of or compliance with this Section 8, including, without limitation (i) all registration and filing fees (including all expenses incident to filings with the National Association of Securities Dealers, Inc.), (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses and (iv) all fees and disbursements of counsel and accountants for the Company (including the expenses of any audit of financial statements), retained by the Company (all such expenses being herein called "Registration Expenses"), will be paid by the Company except as otherwise expressly provided in this

Section 8.3.

                  (b) The Company will, in any event, in connection with any registration statement, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties in connection therewith and expenses of audits of year-end financial statements), the expense of liability insurance and the expenses and fees for listing the securities to be registered on one or more securities exchanges or automated over-the-counter trading systems on which similar securities issued by the Company are then listed.

                  (c) Nothing herein shall be construed to prevent any holder or holders of Registrable Securities from retaining such counsel as they shall choose, the expenses of which shall be borne by such holder.

                  8.4. Other Public Sales and Registrations. Other than the S-4
                       ------------------------------------
to be filed in conjunction with the merger with Purchaser, the Company agrees that it will not, on its own behalf, file or cause to become effective any other registration of any of its securities under the Securities Act or otherwise effect a public sale or distribution of its securities (except pursuant to registration on Form S-8 or any successor form relating to a special offering to the employees or security holders of the Company) until at least one year has elapsed after the effective date of the Registration Statement. In addition, the Company agrees that it will use its best efforts to obtain prior to the filing of the Registration Statement an agreement in form and substance reasonably satisfactory to Purchaser and its counsel from each person, if any, that has the right to have the Company file or cause to become effective any other registration of any of its securities under the Securities Act or otherwise effect a public sale or distribution of its securities (except pursuant to registration on Form S-8 or any successor form relating to a special offering to the employees or security holders of the Company and except for the holders of the Company's Class A and Class B Warrants outstanding on the Closing Date), pursuant to which each such person will agree for the benefit of the Company and Purchaser to waive any and all such rights until at least one year has elapsed after the effective date of the Registration Statement.

                  8.5. Indemnification. (a) The Company hereby agrees to
                       ---------------
indemnify, to the extent permitted by law, each selling securityholder of Registrable Securities, its officers and directors, if any, and each person, if any, who controls such holder within the meaning of the Securities Act, against all losses, claims, damages, liabilities and expenses (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company has furnished any amendments or supplements thereto) or any preliminary prospectus, which registration statement, prospectus or preliminary prospectus shall be prepared in connection with the registration contemplated by this Section 8, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished to the Company by such holder in connection with the registration contemplated by this Section 8, provided the Company will not be liable pursuant to this Section 8.5 if such losses, claims, damages, liabilities or expenses have been caused by any selling security holder's failure to deliver a copy of the registration statement or prospectus, or any amendments or supplements thereto, after the Company has furnished such holder with the number of copies required by Section 8.2(c).

                  (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as is reasonably requested by the Company for use in any such registration statement or prospectus and shall severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent such losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement contained in or by an omission or alleged omission from information so furnished by such holder in connection with the registration contemplated by this Section 8. If the offering pursuant to any such registration is made through underwriters, each such holder agrees to enter into an underwriting agreement in customary form with such underwriters and to indemnify such underwriters, their officers and directors, if any, and each person who controls such underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by such holder of the Company. Notwithstanding the foregoing or any other provision of this Agreement, in no event shall a holder of Registrable Securities be liable for any such losses, claims, damages, liabilities or expenses in excess of the net proceeds received by such holder in the offering.

                  (c) Promptly after receipt by an indemnified party under
Section 8.5 (a) or (b) of notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such Section for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any such action or proceeding if the indemnified party has reasonably concluded that there may be defenses available to it which are different from or additional to those of the indemnifying party, or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because such representation might result in a conflict of interest (in either of which cases the indemnifying party will not have the right to assume the defense of any such action or proceeding on behalf of the indemnified party or parties and such legal and other expenses will be borne by the indemnifying party).

                  (d) If the indemnification provided for in Section 8.5(a) or
(b) is unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holders of Registrable Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holders of Registrable Securities on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the holders of Registrable Securities and the parties= relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 8.5(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (e) Promptly after receipt by the Company or any holder of Registrable Securities of notice of the commencement of any action or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

                  9. Certain Definitions. For the purposes of this Agreement,
                     -------------------
the following terms have the respective meanings set forth below:

                  9.1. "Affiliate" means any person, corporation, firm or entity
                        ---------
which directly or indirectly controls, is controlled by, or is under common control with the indicated person, corporation, firm or entity.

                  9.2. "Common Stock" means the Common Stock.
                        -------------

                  9.3. "Generally Accepted Accounting Principles" means
                        ----------------------------------------
generally accepted accounting principles consistently applied.

                  9.4. "Officer's Certificate" means a certificate executed on
                        ---------------------
behalf of the Company by its President, Chairman of the Board, Chief Executive Officer and/or Chief Financial Officer.

                  9.5. "Registrable Securities" means (i) the Common Stock
                        ----------------------
issuable upon conversion of the Shares purchased pursuant to Section 1 or (ii) any other shares of Common Stock now owned or hereafter acquired by Purchaser. For purposes of this Agreement, any shares of Common Stock issued pursuant to
Section 8.6 shall be deemed to be Registrable Securities and shall be included in the Registration Statement contemplated by Section 8.1.

                  9.6. "Securities" means the Shares.
                        ----------

                  9.7. "Securities Act" means, as of any given time, the
                        --------------
Securities Act of 1933, as amended, or any similar federal law then in force.

                  9.8. "Securities Exchange Act" means, as of any given time,
                        -----------------------
the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  9.9. "Securities and Exchange Commission" includes any
                        ----------------------------------
governmental body or agency succeeding to the functions thereof.

                  9.10. "Subsidiary" means any person, corporation, firm or
                         ----------
entity at least the majority of the equity securities (or equivalent interest) of which are, at the time as of which any determination is being made, owned of record or beneficially by the Company, directly or indirectly, through any subsidiary or otherwise.

                  10. Reimbursement of Expenses
                      -------------------------

                  10.1 Reimbursement of Expenses. The Company agrees to
                       -------------------------
reimburse the Purchaser and its officers, directors, partners, employees, consultants and agents for any expenses (including, without limitation, legal fees and expenses) incurred by any such persons or entities arising out of or in connection with the Company's breach of any representation, warranty, covenant or agreement of the Company contained or any action or proceeding relating to this Agreement and the transactions contemplated hereby.

                  11. Miscellaneous.
                      -------------

                  11.1. Survival of Representations, Warranties and Covenants.
                        -----------------------------------------------------
Except as otherwise provided for in this Agreement all representations, warranties, covenants and agreements contained in this Agreement, or in any document, exhibit, schedule or certificate by any party delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by Purchaser or on their behalf; provided that with respect to Section 5.11, such survival shall be the expiration of all applicable statutes of limitations.

                  11.2. Expenses. The Company shall pay all its own expenses in
                        --------
connection with this Agreement and the transactions contemplated herein. The Company agrees to pay promptly and save the Purchaser harmless against liability for the payment of all expenses incurred by the Company and the Purchaser in connection with all costs and expenses under Section 8, including without limitation, the costs of preparing, printing and filing with the Securities and Exchange Commission the Registration Statement and amendments, post-effective amendments, and supplements thereto, preparing, printing and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectuses. Except as aforesaid, the Purchaser shall pay its own expenses in connection with the preparation and consummation of this Agreement and the other transactions contemplated hereby.

                  11.3. Amendments and Waivers. This Agreement and all exhibits
                        ----------------------
and schedules hereto set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of all the parties hereto, and the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Purchaser. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

                  11.4. Successors and Assigns. This Agreement may not be
                        ----------------------
assigned by the Company except with the prior written consent of Purchaser. This Agreement shall be binding upon and inure to the benefit of the Company the Purchaser and their respective permitted successors and assigns.

                  11.5. Notices. All notices, demands and other communications
                        -------
to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:

                           If to the Company:
                           Ansan Pharmaceuticals, Inc.
                           400 Oyster Point Boulevard, Suite 435
                           South San Francisco, CA 94080
                           Attention:  Mr. Vaughan Shalson

                           With a copy to:
                           Heller Ehrman White & McAuliffe
                           52 University Avenue
                           Palo Alto, CA 94301-1900
                           Attention:  August Moretti, Esq.

                           If to the Purchaser:
                           Discovery Laboratories, Inc.
                           509 Madison Avenue, 14th Floor
                           New York, N.Y. 10022
                           Attention:  Steve H. Kanzer, CPA, Esq.

                           With a copy to:
                           Roberts, Sheridan & Kotel,
                           A Professional Corporation
                           Tower Forty-Nine
                           12 East 49th Street, 30th Floor
                           New York, N.Y. 10017
                           Attention: Kenneth G. Alberstadt, Esq.

                  11.6. Governing Law. The validity, performance, construction
                        -------------
and effect of this Agreement shall be governed by the internal laws of the State of Delaware without giving effect to such State's principles of conflict of laws.

                  11.7. Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties thereto.

                  11.8. Headings. The headings of the Sections hereof are
                        --------
inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

                  11.9. Severability. In the event that any provision of this
                        ------------
Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

                  11.10. Freedom of Action. (a) The Purchaser and its affiliates
                         -----------------
shall not have any obligation to the Company not to (i) engage in the same or similar activities or lines of business as the Company or develop or market any products, services or technologies that does or may in the future compete, directly or indirectly, with those of the Company, (ii) invest or own any interest publicly or privately in, or develop a business relationship with, any corporation, partnership or other person or entity engaged in the same or similar activities or lines or business as, or otherwise in competition with, the Company or (iii) do business with any client, collaborator, licensor, consultant, vendor or customer of the Company. The Purchaser and its officers, directors, employees or former employees and affiliates shall not have any obligation, or be liable, to the Company solely on account of the conduct described in the preceding sentence. In the event that of the Purchaser or any of its officers, directors, employees former employees or affiliates acquires knowledge of a potential transaction, agreement, arrangement or other matter which may be a corporate opportunity for both the Purchaser and the Company, neither the Purchaser nor its officers, directors, employees, former employees or affiliates shall have any duty to communicate or offer such corporate opportunity to the Company and neither the Purchaser nor its officers, directors, employees, former employees or affiliates shall be liable to the Company for breach of any fiduciary duty, as a stockholder or otherwise, solely by reason of the fact that the Purchaser or any of its officers, directors, employees former employees or affiliates pursue or acquire such corporate opportunity for the Purchaser, direct such corporate opportunity to another person or entity or communicate or fail to communicate such corporate opportunity or entity to the Company. As used in this Section, the Purchaser shall mean the Purchaser and its affiliates (excluding the Company as an affiliate of the Purchaser).

                  (b) The provisions of this Section 11.10 shall be enforceable to the fullest extent permitted by law.

                  11.11. Consent to Jurisdiction. The parties hereto irrevocably
                         -----------------------
consent to the jurisdiction of the courts of the State of New York and any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          DISCOVERY LABORATORIES, INC.


                                          By: /s/ JAMES S. KUO M.D.
                                              ---------------------------
                                              Name:
                                              Title: PRESIDENT & CEO


                                          ANSAN PHARMACEUTICALS, INC.


                                          By: /s/ V.H.J. SHALSON
                                              ---------------------------
                                              Name:
                                              Title: PRESIDENT & CEO